EXHIBIT 11

,,,,,Exhibit 11,
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THE WELLCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES,,,,,
COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK,,,,,
(in thousands, except per share data),,,,,,,
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,,Years Ended December 31,,,,
,,18 June 1905,,17 June 1905,,16 June 1905,
,,,,(Restated),,
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Income before income taxes and cumulative,,,,,,
effect of a change in accounting principle,$2,789,,$5,862,,$6,118,
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Provision for income taxes,,1,116,,2,403,,2,533,
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Income before cumulative effect of a ,,,,,,,
change in accounting principle,,1,673,,3,459,,3,585,
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Cumulative effect of a change in accounting principle,
 -,               -,1,063,
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Net income,,$1,673,,$3,459,,$4,648,
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Weighted average number of common and,,,,,,,
    common equivalent shares outstanding,,6,250,,6,226,,5,022,
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Earnings Per Share:,,,,,,,
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Income before cumulative effect of a ,,,,,,,
change in accounting principle,,$0.27,,$0.56,,$0.72,
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Cumulative effect of a change in accounting principle,
 -,,               -,,0.21,
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Net income,,$0.27,,$0.56,,$0.93,
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